MICHAEL C. FINKELSTEIN
                           CERTIFIED PUBLIC ACCOUNTANT

704 Ginesi Drive - Suite 23                         1370 Avenue of the Americas
Morganville, New Jersey  07751                      New York, New York  10019
Tel. (732) 972-2700                                 Tel. (212) 664-8900
Fax. (732) 972-5001                                 Fax. (212) 664-1700


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of East Coast Venture Capital, Inc. on Form N-2 of our audited report dated September 28, 1999 on our examinations for the years ended July 31, 1999, 1998 and 1997, and our review report dated June 15, 2000 for the nine months ended April 30, 2000 and 1999. We also consent to the reference to our firm under the caption "Experts".





Michael C. Finkelstein & Co.


Morganville, New Jersey
Certified Public Accountant
August 2, 2000